                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated February 3, 1999, accompanying the consolidated financial statements of ONTRACK Data International, Inc. and subsidiaries for the year ended December 31, 1998, included in this Registration Statement of Legato Systems, Inc. on Form S-4. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton, LLP

Minneapolis, Minnesota
December 20, 1999